EXHIBIT 23.1
CONSENT OF BROUSSARD, POCHÈ, LEWIS & BREAUX, L.L.P.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-139058) of Allis-Chalmers Energy Inc. of our report dated March 13, 2006, with respect to the audited financial statements of Petro-Rentals, Inc. as of December 31, 2005 and 2004 and for the years then ended. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.
/s/ BROUSSARD, POCHÈ, LEWIS & BREAUX, L.L.P.
Crowley, Louisiana
December 29, 2006